UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2006

GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida (Address of principal executive offices)	32082 (Zip Code)

Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement
Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 10, 2006, Global Axcess Corp (the “Company”) entered into Separation Agreement and Release (the “Dodak Agreement”) with Michael Dodak pursuant to which Mr. Dodak resigned as an executive officer and director of the Company effective September 30, 2006. Pursuant to the Dodak Agreement, Mr. Dodak agreed to not compete with the Company for a period of five years, solicit the Company’s employees or utilize the Company’s trade secrets in consideration of a payment $42,301 representing accrued paid time off, $376,776 paid in installments of $15,699 over 24 months, the payment of the lesser of $6,600 or the maximum permitted in matching dollars as per the Company’s 401K Plan and provide healthcare benefits through March 31, 2008. Mr. Dodak agreed to provide up to 20 hours of consulting to the Company for a period of six months at no additional cost.

In addition, on October 10, 2006, the Company entered into Separation Agreement and Release (the “Fann Agreement”) with David Fann pursuant to which Mr. Fann resigned as an executive officer and director of the Company effective September 30, 2006. Pursuant to the Fann Agreement, Mr. Fann agreed to not compete with the Company for a period of five years, solicit the Company’s employees or utilize the Company’s trade secrets in consideration of a payment $23,692 representing accrued paid time off, $180,552 paid in installments of $15,046 over 12 months, the payment of the lesser of $6,600 or the maximum permitted in matching dollars as per the Company’s 401K Plan and provide healthcare benefits through September 30, 2007. Mr. Fann agreed to provide up to 20 hours of consulting to the Company for a period of six months at no additional cost.

On October 10, 2006, the Board of Directors appointed George A. McQuain as President and Chief Executive Officer of the Company and as a director of the Company to fill the vacancy created by the resignations of Messrs Dodak and Fann. In addition, Joseph M. Loughry and Lock Ireland, directors of the Company, were appointed as Chairman and Vice Chairman of the Board of Directors of the Company, respectively. In 2002, Mr. McQuain joined the Company as the Vice President of Operations. In 2003, he was appointed as the Chief Executive Officer of Nationwide Money Services, Inc., a wholly-owned subsidiary of the Company. From 1999 to 2001, Mr. McQuain served as the President/Chief Executive Officer of Ntercept Communications, an online market research company. Prior to joining Ntercept Communications, Mr. McQuain was employed by First Union National Bank in various capacities from 1987 to 1999, as a Senior Advisor to the Executive Office of the President of the United States during 1985 and as a Senior Advisor to Office of the Secretary - U.S. Treasury from 1983 to 1985. Mr. McQuain received a Masters of Business Administration from George Mason University.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release entered by and between Global Axcess Corp and Michael Dodak

10.2	Separation Agreement and Release entered by and between Global Axcess Corp and David Fann

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Date: October 11, 2006	By:	/s/ George A. McQuain

Name: George A. McQuain
Title: President & Chief Executive Officer